Exhibit 10.6

GRANT OF SECURITY INTEREST
IN PATENTS AND TRADEMARKS

THIS GRANT OF SECURITY INTEREST (“Grant”), effective as of March 30, 2007, is executed by Sequiam Corporation, a California corporation (“Sequiam“), in favor of Biometrics Investors, L.L.C., a Delaware limited liability company (the “Secured Party”).

A. The Secured Party is the holder of a note which was made by Sequiam and which has an outstanding balance as of the date of this Grant, including principal and accrued interest, of $3,965,119.00 (the "Prior Note"). Subject to the terms and conditions of that certain Agreement dated as of the date hereof among the Secured Party, as lender, and Sequiam, as borrower (the "Agreement"), the Secured Party has agreed to extend a term loan to Sequiam in the amount of $2,500,000 ("Term Loan A") which loan would be consolidated with the indebtedness evidenced by the Prior Note and evidenced by a new note in the face amount of $6,500,000 ("Term Note A").

B. Subject to the terms and conditions of the Agreement, the Secured Party is scheduled to extend a separate term loan to Sequiam in the amount of $5,000,000 ("Term Loan B" and collectively with Term Loan A, the “Loans”) evidenced by a note in such amount ("Term Note B").

C. Pursuant to the Agreement, the terms and provisions of which are hereby incorporated herein as if fully set forth herein, Sequiam has granted a security interest to the Secured Party of substantially all of its assets and personal property in consideration of Secured Party’s agreement to provide loans to Sequiam.

D  As security for the Prior Note, Sequiam had executed that certain Amended and Restated Grant of Security Interest in Patents and Trademarks in favor of Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen (the "Trust”) dated as of May 18, 2005 (the “Prior Grant”)

E. The Trust has assigned all of its rights under the Prior Grant to Secured Party such that the Secured Party now stands in place of the Trust thereunder.

F. Sequiam (1) has adopted, used and is using the trademarks reflected in the trademark registrations and trademark applications in the United States Patent and Trademark Office more particularly described on Schedule 1 annexed hereto as part hereof (the “Trademarks”), and (2) has registered or applied for registration in the United States Patent and Trademark Office of the patents more particularly described on Schedule 2 annexed hereto as part hereof (the “Patents”).

G. Sequiam wishes to confirm its grant to the Secured Party of a security interested in all right, title and interest of Sequiam in and to the Trademarks and Patents, and all proceeds thereof, together with the business as well as the goodwill of the business symbolized by, or related or pertaining to, the Trademarks, and the customer lists and records related to the Trademarks and Patents and all causes of action which may exist by reason of infringement of any of the Trademarks and Patents (collectively, the “T&P Collateral”), to secure payment, performance and observance of the Liabilities (as that term is defined in the Agreement).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged:

1. Sequiam does hereby further grant to the Secured Party a security interested in the T&P Collateral to secure the full and prompt payment, performance and observance of the Obligations.

2. Sequiam agrees to perform, so long as the Agreement is in effect, all acts deemed necessary or desirable by the Secured Party to permit and assist it, at Sequiam's expense, in obtaining and enforcing the Trademarks and Patents in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance of cooperation in legal proceedings. Sequiam hereby appoints the Secured Party as Sequiam's attorney-in-fact to execute and file any and all agreements, instruments, documents and papers as the Secured Party may determine to be necessary or desirable to evidence the Secured Party’s security interest in the Trademarks and Patents or any other element of the T&P Collateral, all acts of such attorney-in-fact being hereby ratified and confirmed.

3. Sequiam represents and warrants that the Prior Grant is in full force and effect and, as of the date hereof, the enforcement of the Prior Grant against Sequiam is subject to no defenses of any kind.

4. Sequiam acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the T&P Collateral granted hereby are more fully set forth in the Agreement and the rights and remedies set forth herein are without prejudice to, and are in addition to, those set forth in the Agreement. In the event that any provisions of this Grant are deemed to conflict with the Agreement, the provisions of the Agreement shall govern.

5. Sequiam agrees to execute financing statements or other instruments to the extent required by the Uniform Commercial Code and in executing such other documents or instruments as may be required or deemed necessary by you for purposes of affecting or continuing your security interest in the T&P Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Sequiam has caused this instrument to be executed as of the day and year first above written.

SEQUIAM CORPORATION.

By:
Name:   Nicholas VandenBrekel
Title:     CEO

SCHEDULE 1

REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Registration or Application Number	Registration or Application Date	Country
Sequiam	78375254	01/26/04	USA

SCHEDULE 2

PATENTS AND PATENT APPLICATIONS

Patent	Registration or Application Number	Registration or Application Date	Country
None

STATE OF FLORIDA )
) ss:
COUNTY OF ORANGE )

On this 30th day of March 2007, before me personally came Nicholas Vandenbrekel who, being by me duly sworn, did state as follows: that he is CEO of Sequiam Corporation that he is authorized to execute the foregoing Grant on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.

Notary Public